EXHIBIT 10.10
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                           GRAVITY SPIN HOLDINGS, INC.
                           ---------------------------
                              2206 - 950 Cambie St.
                           Vancouver, British Columbia
                                 Canada, V6B 5X6


March 1, 2004

VIA HAND DELIVERY
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True North Management Ltd.
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Suite 702, Block 81, Xiangxi Estate
Luo Wu, Shenzhen
Guangdong, P.R.C.

Attention:  Mr. Anthony Tam

Dear Sirs:

Re:    Consulting Agreement with Gravity Spin Holdings, Inc. (the "Company")
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This  correspondence  will specify the consulting  arrangement  (the "Consulting
Agreement") between the Company and True North Management Ltd..

The terms and conditions of the Consulting Agreement are as follows:

1.     Services.  During the Term (as  hereinafter  defined) of this  Consulting
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       Agreement, True North Management Ltd. (the "Consultant") shall provide to the Company consulting services designed to assist the Company as its chief representative in China with respect to negotiations on joint venture option agreements on properties of merit as well as initial geological assessment and engineering assessment of properties of merit to help develop the business of the Company.

2.     Term. The term of this Consulting  Agreement (the "Term") is for a period
       ----
       of two years commencing on March 1, 2004 (the "Effective Date").

3.     Payment  for  Services.  It is hereby  agreed that the  Consultant  shall
       ----------------------
       provide  the  consulting  services  for a monthly fee of  US$10,000  (the
       "Fee") with such Fee being due and payable by the Company to the Consultant on the first business day of the month in advance. In addition, it is agreed that the Consultant shall be reimbursed for all expenses incurred by the Consultant for the benefit of the Company (collectively, the "Expenses") and which Expenses shall be payable by the



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March 1, 2004
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       Company  within  30  days  of  delivery  by  the  Consultant  of  written substantiation on account of each such reimbursable Expense.

4.     Confidentiality  by the  Consultant.  The Consultant  will not, except as
       -----------------------------------
       authorized or required by the Consultant's duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Company, or of any of its subsidiaries, which may come to the Consultant's knowledge during the Term and during the continuance of this Consulting Agreement, and the Consultant will keep in complete secrecy all confidential information entrusted to the Consultant and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's respective businesses. This restriction will continue to apply after the termination of this Consulting Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

5.     Indemnification. The Company agrees to indemnify and hold Consultant (the
       ---------------
       "Indemnified Person") harmless from and against losses, claims, damages, liabilities, costs, or expenses including reasonable attorney's and accountant's fees joint and several arising out of the performance of this Consulting Agreement, whether or not Consultant is a party to such dispute. The Company agrees that it shall also reimburse the Indemnified Person for any attorney's and costs incurred in enforcing this Indemnification against the Company.

6.     No  Indemnification.  This indemnity  shall not apply,  however,  where a
       -------------------
       court of competent jurisdiction has made a final determination that the Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to loss, claim, damage, liability, cost or exposure sought to be recovered hereunder. (But pending any such final determination, the indemnification and reimbursement provision of this Consulting Agreement shall apply and the Company shall perform its obligations hereunder to reimburse Consultant for its attorney's fees and expenses).

7.     Entire  Agreement.  This  Consulting  Agreement  sets  forth  the  entire
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       understanding of the parties  relating to the subject matter hereof,  and supersedes and cancels any prior communications, understandings, and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provision be waived, except by written agreement signed by all parties.



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March 1, 2004
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If the Consultant is in accord with the forgoing,  please execute a copy of this letter and the same will be binding on the parties.


Yours truly,
GRAVITY SPIN HOLDINGS, INC.
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Per:


      /s/ Graham Taylor
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GRAHAM TAYLOR, Director



The  forgoing  is hereby  agreed to this 1st day of March,  2003 and True  North
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Management Ltd. declares itself bound to the terms.
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TRUE NORTH MANAGEMENT LTD.
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Per:


      /s/ Anthony Tam
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Anthony Tam, Director